UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2026

Kodiak Gas Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41732	83-3013440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9950 Woodloch Forest Drive, Suite 1900 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip code)

(936) 539-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
(indicate by check)
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 13, 2026, Kodiak Gas Services, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 10,563,380 shares of its common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $71.00 per share (the “Equity Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to additional 1,584,507 shares (the “Option Shares”) of Common Stock from the Company, which option was fully exercised by the Underwriters on May 14, 2026.

The Equity Offering, including the sale of the Option Shares, closed on May 15, 2026. The Company expects to use the net proceeds from the Equity Offering for general corporate purposes, which will include the repayment of a portion of the outstanding borrowings under its asset-based lending facility, and which may also include funding growth capital for additional power generation equipment. Pending the potential use of the net proceeds of the Equity Offering to fund growth capital for additional power generation equipment, the Company may temporarily apply such portion of the net proceeds to repay outstanding borrowings under its asset-based lending facility

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Equity Offering was made pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-295847), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2026 and became effective upon filing. as supplemented by a preliminary prospectus supplement dated May 13, 2026, filed with the SEC on May 13, 2026, and a final prospectus supplement dated May 13, 2026, filed with the SEC on May 15, 2026.

Kirkland & Ellis LLP has issued an opinion, dated May 15, 2026, regarding certain legal matters with respect to the Equity Offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2026, among Kodiak Gas Services, Inc. and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026	KODIAK GAS SERVICES, INC.

	By	/s/ Jennifer Howard
Jennifer Howard
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary